UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 5, 2012

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Effective November 5, 2012, the Compensation Committee of the Board of Directors of CBL & Associates Properties, Inc. (herein the “Company” or “CBL”) approved the actions described below affecting the compensation of the following five individuals who currently qualify as “named executive officers” of the Company pursuant to Item 402(a)(3) of Securities and Exchange Commission Regulation S-K:

2013 Base Salaries for Named Executive Officers

The Compensation Committee approved 2013 Base Salary levels for the Company's officers and members of senior management, including setting the following 2013 Base Salary levels for those individuals who qualify as “named executive officers”:

Name:	Title:	2013 Base Salary:
Charles B. Lebovitz	Chairman of the Board	$628,937
John N. Foy	Vice Chairman of the Board	$558,373
Stephen D. Lebovitz	Director, President and Chief Executive Officer	$556,973
Augustus N. Stephas	Executive Vice President and Chief Operating Officer	$526,843
Farzana K. Mitchell	Executive Vice President - Chief Financial Officer and Treasurer	$498,623

Additionally, the Compensation Committee approved the annual bonus compensation that each of the named executive officers will receive for performance during the 2012 fiscal year, based on the performance factors similar to those used in determining bonuses in prior years for each such officer as described in the 2012 Proxy Statement. The fiscal 2012 bonuses approved for each of the named executive officers were as follows: Charles B. Lebovitz - $550,000; John N. Foy - $550,000; Stephen D. Lebovitz - $606,250; Augustus N. Stephas - $250,000; and Farzana K. Mitchell - $175,000.

Approval of Tier III Post-65 Retiree Program

Effective November 6, 2012, the Company's Board of Directors, based on the recommendation of the Compensation Committee, approved and adopted a new Tier III Post-65 Retiree Program to provide certain benefits concerning the continuation of health insurance coverage to certain corporate officers who meet its requirements. The “Tier III Retirees” covered by this program will include CBL officers of the level of Senior Vice President and above, who retire at age 65 or above after the program's effective date and:

•	have been employed by CBL and/or its affiliates or predecessors for a total of 40 or more years prior to their date of retirement;

•	are participating in the CBL group medical insurance plan on the date of their retirement; and

•	no longer have a “current employment status” with CBL.

For purposes of the third requirement listed above, in addition to including retirees who are no longer providing services to CBL in any capacity, retired officers will be considered to no longer have a “current employment status” for purposes of program eligibility notwithstanding the fact that they (i) may continue in any part-time capacity with CBL or (ii) may continue to provide services to CBL under any consulting agreement or similar agreement.

Program benefits for each eligible Tier III Retiree (and his or her spouse who is insured by CBL's health insurance plan on the date of the retirement of the Tier III Retiree) are as follows:

•
for an initial period of five (5) years from the date of the Tier III Retiree's retirement, the Tier III Retiree and his or her covered spouse will be entitled to continue to participate in the CBL group medical insurance plan at no cost to the Tier III Retiree and/or his or her covered spouse; and

•
the Tier III Retiree and his or her covered spouse will be entitled to continue participation in the CBL group medical insurance plan (as such may be amended, revised or modified from time to time and as available to then-active employees of CBL) following his or her retirement, but with the Tier III Retiree and his or her covered spouse having to pay the full cost for such coverage (i.e., equivalent to the then-prevailing COBRA rate) following the expiration of five (5) years from the date of the Tier III Retiree's retirement.

Any tax obligations imposed on the Tier III Retiree as a result of the benefit under this program will be the sole responsibility of the Tier III Retiree (and his or her spouse, if applicable). Subject to certain requirements for advance notice to participants, the Company may terminate the Tier III Post-65 Retiree Program at any time.

Currently, named executive officers Charles B. Lebovitz, John N. Foy and Augustus N. Stephas would meet the criteria to be covered under the Tier III Post-65 Retiree Program, should they retire from their employment with the Company. The projected benefit to any covered Tier III Retiree under the program will depend on the then-current costs of participation in CBL's group medical insurance plan on the date of his or her retirement from CBL.

The foregoing summary of the terms of the Tier III Post-65 Retiree Program is qualified by reference to the full text of the program, which is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.7.5	CBL & Associates Properties, Inc. Tier III Post-65 Retiree Program †

† A management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.
/s/ Farzana K. Mitchell
Farzana K. Mitchell
Executive Vice President - Chief
Financial Officer and Treasurer

Date: November 9, 2012